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Exhibit 23.7

H--K--G	Hinton, Kreditor & Gronroos, LLP Certified Public Accountants
David R. Hinton, CPA Garret P. Kreditor, CPA Eric A. Gronroos, CPA, MBT Fred T. Arjani. CPA Jon Stein, CPA David W. Riley, CPA, JD

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Avid Technology, Inc. of our report dated November 21, 2002, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries as of and for the years ended January 31, 2002, which appears in the Current Report on Form 8-K of Avid Technology, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ HINTON, KREDITOR & GRONROOS, LLP Hinton, Kreditor & Gronroos, LLP Certified Public Accountants
Pasadena, California June 7, 2005
200 E. Del Mar Blvd, Suite 350	--	Pasadena, CA 91105	--	Phone: (626) 585-0666	--	Fax: (626) 585-1661
June 7, 2005

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  Exhibit 23.7